UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 6, 2025

V2X, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Indiana
(State or Other Jurisdiction of Incorporation)

001-36341	38-3924636
(Commission	(IRS Employer
File Number)	Identification No.)

1875 Campus Commons Drive, Suite 305
Reston, VA 20191
(Address of Principal Executive Offices) (Zip Code)

(571) 481-2000
(Registrant's Telephone Number, Including Area Code)

Securities Registered Under Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, Par Value $0.01 Per Share	VVX	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of Chief Accounting Officer

V2X, Inc. (the “Company”) in its most recent Form 10-Q, filed with the Securities and Exchange Commission on November 3, 2025, reported that it has appointed Mr. Daniel G. Demases as its new Chief Accounting Officer to replace Mr. William B. Noon, effective on December 5, 2025.

On November 6, 2025, the Company entered into an offer letter (the "Offer Letter") with Mr. Demases, pursuant to which, among other things, Mr. Demases will receive an annual base salary of $335,500 and will be eligible to receive an annual short-term cash incentive award with a target award equal to 45% of his base salary and a maximum award of 90% of his base salary based on company and individual performance. In addition, Mr. Demases will participate in the Company’s annual long-term incentive award program. For calendar 2026, Mr. Demases will be recommended for a target award valued at $180,000, 50% in the form of time-vesting restricted stock units and 50% in the form of performance stock units. Mr. Demases will be covered under the V2X, Inc. Senior Executive Severance Pay Plan and will continue to be eligible to participate in the Company’s benefit plans and paid-time off program.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 6, 2025	V2X, INC.

	By:	/s/ Sarita B. Malakar
Sarita B. Malakar
Corporate Secretary